Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 9, 2024, included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-284093) and related Prospectus of Palvella Therapeutics, Inc. for the registration of 5,634,504 shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

January 13, 2025